                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES ECXHANGE ACT OF 1934

                        Date of Report: February 21, 2006
                        (Date of earliest event reported)


                               KAHIKI FOODS, INC.
             (Exact Name of Registrant as specified in its charter)

                    Ohio
        (State of Other Jurisdiction                   333-113925
              of Incorporation)                 (Commission file Number)




                                   31-1056793
                        (IRS Employer Identification No.)

                     1100 Morrison Road, Gahanna, Ohio 43230
                    (Address of principal executive offices)


               Registrant's Telephone Number, Including Area Code
                                 (614) 322-3180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.02 Unregistered Sales of Equity Securities

Kahiki Foods, Inc. ("Kahiki") issued a $1,000,000 Convertible Promissory Note to Townsends, Inc. ("Townsends") in December 2004. Kahiki issued another $1,000,000 Convertible Promissory Note to Townsends in June 2005. In addition, Kahiki and Townsends entered into a co-pack and storage agreement, and Townsends supplies poultry to Kahiki under a supply agreement. Mr. Chuck Dix, President of Townsends, is also a Director of Kahiki.

On February 21, 2006, Townsends converted the $2,000,000 of Convertible Promissory Notes, and $94,167 of accrued interest, into Series A Preferred Stock of Kahiki Foods, Inc. Townsends received 888,889 shares and 41,852 shares of Series A Preferred Stock upon conversion of the debt and accrued interest, respectively. The conversion price was $2.25 per share.

Kahiki's Series A Preferred Stock is convertible into one share of Kahiki Common Stock. If converted into Common Stock, Townsends would own approximately 19.5% of the total then-outstanding Common Stock

The Series A Preferred Stock ranks senior to Kahiki's Common Stock with respect to dividend and liquidation rights. Holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends at the annual rate of $0.1125 per share, payable semi-annually on each June 1 and December 1. Such dividends are cumulative and compound annually if they are not declared and paid. All such dividends take precedence to any dividends on Kahiki's Common Stock. The dividends may be paid in cash, or in additional shares of Series A Preferred Stock at the option of the Board of Directors.

The Series A Preferred Stock also carries a preference on any distribution, acquisition of Kahiki by another entity, or sale of substantially all of Kahiki's assets. The preference rate is $2.8125 per share of Series A Preferred Stock if such event occurs prior to December 21, 2006, or $3.375 per share if such event occurs on or after December 21, 2006.

Holders of Series A Preferred Stock may elect two Directors to the Board of Directors of Kahiki.

A full description of the provisions of the Series A Preferred Stock is included in the "AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KAHIKI FOODS, INC." as outlined in Appendix B to the Definitive Proxy Statement for the Annual Meeting of Kahiki Shareholders held on August 8, 2005.


ITEM 9.01  Financial Statements and Exhibits
(d) Exhibits - the full description of the provisions of the Series A Preferred Stock is included in the AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

KAHIKI FOODS, INC., as outlined in Appendix B to the Definitive Proxy Statement for the Annual Meeting of Kahiki Shareholders held on August 8, 2005. Such description is incorporated herein by reference.




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAHIKI FOODS, INC.

By: (s) Frederick A. Niebauer
        ---------------------------
        Frederick A. Niebauer
        Chief Financial Officer

Dated:  February 28, 2006